MEDINA INTERNATIONAL HOLDINGS, INC. SCHEDULE 14C - PRELIMINARY INFORMATION STATEMENT.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION/A
               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

[ X] Preliminary Information Statement

[ ]Confidential, for Use of the Commission Only (as permitted by Rule
   14c-5(d)(2))

[ ]Definitive Information Statement

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] None required

[ ]Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
    1.  Title of each class of securities to which transaction applies:
    2.  Aggregate number of securities to which transaction applies:
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set
    4.  Proposed maximum aggregate value of transaction:
    5.  Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing

    1.  Amount previously paid:
    2.  Form, Schedule or Registration Statement No.:
    3.  Filing Party:
    4.  Date Filed:

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                                191 Kettering DR.
                                Ontario, CA 91761
                                  909-522-4414


NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain common and preferred stockholders, owning approximately 76.84% of combined voting power of the common and preferred stock, have approved by written consent in lieu of a stockholders' meeting, the proposal to effect the following:

1. To amend the Company's articles of incorporation to increase the authorized common shares of the Company from 500,000,000 shares of common stock at par value $0.0001 to 12,000,000,000 shares of common stock at par value $0.00001. This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

             2.(a) TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series C shares. Corporation has defined the terms of new class of Super Preferred Series C stock, please see attached EXHIBIT A.

               (b) TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series D shares. Corporation has defined the terms of new class of Super Preferred Series D stock, please see attached EXHIBIT A.

On June 23, 2014, our board of directors unanimously approved the above proposals.


PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER COLORADO LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you. The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended. This
Information Statement is first being mailed to you on or about ................,
2014,  and we  anticipate  the  effective  date of the  proposed  actions  to be
.............,  2014,  the record date, or as soon  thereafter as  practicable in accordance with applicable law, including the Colorado Revised Statutes. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent. Please read the accompanying Information Statement carefully.


July 7, 2014                                            Very truly yours,


                                  DANIEL MEDINA
                                  -------------
                                  DANIEL MEDINA
                                    President

                       MEDINA INTERNATIONAL HOLDINGS, INC.
                                191 Kettering DR.
                                Ontario, CA 91761
                                  909-522-4414

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                   OF THE SECURITIES EXCHANGE ACT OF 1934 AND
                            REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.0001 par value per share and Class A preferred stock, $0.01 par value per share of MEDINA INTERNATIONAL HOLDINGS, INC., a Colorado corporation, which we refer to herein as "MIHI," "company," "we," "our" or "us." The mailing date of this Information Statement is on or about  ...............,  2014. The Information Statement has been filed with the
Securities and Exchange Commission (the "SEC") and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our voting power in lieu of a meeting of stockholders.

On June 20, 2014, we had 56,090,117 shares of common stock issued and outstanding and 30 shares of Class A preferred stock outstanding. Each share of common stock is entitled to one vote per share; the Class A preferred stock is 1% percent of issued and outstanding common stock. All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders. Accordingly, the combined voting power of all of the outstanding shares of common stock and all of the outstanding preferred shares is 72,917,153 votes. Accordingly, 36,458,576 combined votes of the common and preferred stock is necessary to pass the resolution approving the above resolutions.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On June 20, 2014, certain stockholders who beneficially owned 56,030,037 votes out of 72,917,153 or approximately 76.84% of the combined voting power of the common stock and preferred stock consented in writing to effect:

1. To amend the Company's articles of incorporation to increase the authorized common shares of the Company from 500,000,000 shares of common stock at par value $0.0001 to 12,000,000,000 shares of common stock at par value $0.00001. This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

2. a. TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series C shares. Corporation has defined the terms of new class of Super Preferred Series C stock, please see attached EXHIBIT A.

     b. TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series D shares. Corporation has defined the terms of new class of Super Preferred Series D stock, please see attached EXHIBIT A.

Following have approved the above resolutions:


1.Tim Spooner                          1,900,000    Salesman - Not an affiliate
2. Michael Gallo                         293,750    Director
3. Erich Lewis                           521,250    Director
4. Madhava Rao Mankal                 20,685,185    Director
5. Daniel Medina                      20,634,185    Director
6. Albert Mardikian & Associates      11,995,667    5% shareholder
                                      ----------
                           Total      56,030,037
                                      ----------


Also on June 23, 2014, our board of directors approved the above action, subject to approval by the stockholders. No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Colorado, the action to be taken by majority written consent in lieu of a special stockholders meeting does not create appraisal or dissenters' rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

                                TABLE OF CONTENTS


                                                                                      Page
                                                                               --------------------

  FORWARD-LOOKING STATEMENTS                                                            6
  QUESTIONS AND ANSWERS                                                                 6
  SUMMARY                                                                               6
  MEDINA INTERNATIONAL HOLDINGS, INC.                                                   7
  OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS                             7
  Amendment to Articles of Incorporation                                                8


  New Class of preferred Series C shares                                                8
  New Class of preferred Series D shares                                                8
  Other Effects on Outstanding Shares                                                   9
  No Appraisal Rights                                                                  14
  SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                     14
  WHERE YOU CAN FIND MORE INFORMATION                                                  15
  EFFECTIVE DATE                                                                       15
  MISCELLANEOUS MATTERS                                                                15
  CONCLUSIONS                                                                          15


                           FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will" "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                              QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?
A: Stockholders owning a majority of the combined voting power of our outstanding shares of common stock and Series A preferred stock took action by written consent in lieu of a stockholders' meeting. Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q: What actions did the stockholders take?
A: The  stockholders  executed a written  consent on June 20, 2014 approving the
proposals  pursuant  to  SEC  rules  and  regulations,   these  actions  require
notification to all of our stockholders.

Q: What action do I need to take as a stockholder?
A: You are not required to take any action. The actions approved by written consent can take effect 20 days from the date of mailing this Information Statement.

Q: Am I entitled to appraisal rights?
A: No. You are not entitled to appraisal rights in accordance with Colorado law in connection with the actions taken by written consent.

Q: Where can I find more information about the company?
A: As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q: Who can help answer my questions?
A: If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 191 Kettering DR., Ontario, CA 91761.


                                     SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary. This summary also provides cross-references to the location in the Information Statement of the information summarized.

MEDINA INTERNATIONAL HOLDINGS, INC.

Medina International Holdings, Inc. ("Medina," "we," "us," "Company") was incorporated on June 23, 1998 in the state of Colorado as Colorado Community Broadcasting, Inc. In February 14, 2005, the Company changed its name to Medina International Holdings, Inc. Our corporate offices are located at 191 Kettering Dr., Ontario, California, 91761, and our telephone number is (909) 522-4414.

Medina manufactures products and services to assist emergency and defense organizations and personnel. Our products are manufactured by the Company's wholly owned subsidiary Harbor Guard Boats, Inc. The Company's securities are traded on Over the Market under the symbol, "MIHI."

In  2004,  there  was  a  change  of  management.   Since  these  organizational
restructurings, we have pursued a business plan that focuses on watercraft manufacturing for rescue, emergency, and defense operations, as well as, recreational uses.

Medina Marine, Inc. was formed in the State of California, on May of 2006, as a wholly owned subsidiary for the sole purpose of manufacturing watercrafts. Since inception, Medina Marine has sold three fiberglass watercrafts, two in the United States and one abroad. Presently it is not an operating Company.

The Company acquired Harbor Guard Boats, Inc. (Formerly called Modena Sports Design, LLC) as a wholly owned subsidiary of the company on June 18, 2008 and is incorporated in the State of California since 2003 to produce fire rescue, rescue and recreational boats. Harbor Guard Boats currently has nine (9) models of commercial and recreational watercrafts, ranging from 15' to 40' in length.

Harbor Guard Boats ("HGB") designs, manufactures, and markets high-performance, hand-laid fiberglass and aluminum commercial watercrafts ranging from 15' to 40', which are utilized by fire, search & rescue, emergency, patrol, military and defense organizations. These watercrafts combine innovative designs with power, safety, handling and stability to create superior products designed to protect and save lives.

MIHI is a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov. MIHI's common stock is listed for quotation on the OTC-QB under the trading symbol "MIHI".

            OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

      On June 20, 2014, we had 56,090,117 shares of common stock issued and outstanding; 30 shares of Class A preferred stock outstanding. Each share of common stock is entitled to one vote per share (56,090,117) plus each share of the Class A preferred stock is entitled to the number of votes equal 1% of the total number of common shares outstanding. All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders. Accordingly, the combined voting power of all of the outstanding shares of common stock and all of the outstanding preferred shares is 72,917,153. As such, 36,458,576 combined votes of the common and preferred stock was necessary to pass the resolution approving

1.       Authorized Capital Increase and Par Value change:

         To amend the Company's articles of incorporation to increase the authorized common shares of the Company from 500,000,000 shares of common stock at par value $0.0001 to 12,000,000,000 shares of common stock at par value $0.00001. This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

2. Issue New Class of preferred Series C shares: TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series C shares. Corporation has defined the terms of new class of Super Preferred Series C stock, please see attached EXHIBIT A.

         Issue New Class of preferred Series D shares: TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series D shares. Corporation has defined the terms of new class of Super Preferred Series D stock, please see attached EXHIBIT A.

Two stockholders (Daniel Medina and Madhava Rao Mankal) who beneficially own 41,319,370 votes or 56.66% of the combined voting power of the common and preferred shares approved the resolutions proposed on June 20, 2014.

Because the actions were approved by the written consent of stockholders holding a majority of our voting power, no proxies are being solicited with this Information Statement.

Colorado corporate law provides in substance that unless a company's articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

                     Amendment to Articles of Incorporation
                     --------------------------------------

To amend the Company's articles of incorporation to increase the authorized common shares of the Company from 500,000,000 shares of common stock at par value $0.0001 to 12,000,000,000 shares of common stock at par value $0.00001. This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado.

                     New Class of Preferred Series C shares
                     --------------------------------------

TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series C shares. Corporation has defined the terms of new class of Super Preferred Series C stock, please see attached EXHIBIT A.

                     New Class of Preferred Series D shares
                     --------------------------------------

TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO issue new class of preferred Series D shares. Corporation has defined the terms of new class of Super Preferred Series D stock, please see attached EXHIBIT A.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

Each share of common stock is entitled to one vote per share; the Class A preferred stock is voting; All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders. Holders of our share of common and preferred stock have no preemptive rights to acquire additional shares of any other securities. The Common Stock and Preferred Stock are not subject to redemption and carry no subscription or conversion rights. All common and preferred shares have rights and privileges with respect to voting, liquidation and dividend rights.

Under applicable Colorado law, a corporation may give effect to the above resolutions correspondingly if:

(a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

(b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the outstanding shares of As our board of directors has approved the all the proposed resolutions and stockholders holding a majority of the voting power of the outstanding shares of common stock and preferred stock have also approved the proposed resolutions by written consent, upon the effectiveness of the resolutions Amended Articles will be filed with the State of Colorado.

Other Effect on Outstanding shares:

COMMON STOCK:

It is proposed to increase the authorized common stock 12,000,000,000. And the par value to $0.00001.

We need to raise additional funds through public or private debt or equity financing to be able to fully execute our business plan. Any additional capital raised through the sale of equity or convertible debt may dilute the existing investor's ownership interest. We may not be able to raise additional funds on favorable terms at all. If we are unable to obtain additional funds, we will be unable to execute our business plan.


Convertible Debt:

The convertible notes for $52,500 issued to Asher Enterprises, Inc. ("Asher") in June 24, 2011. This note carries interest of 8% per annum. $ 4,500 of the note principal was converted in to common shares. The remaining balance of $48,000 is payable on demand and has been assigned in the name of C S Sheshadri. This note is convertible at the election of CS Seshadri from time to time after the issuance date. Due to the non-payment of the loan, the amount of principal and interest has become payable immediately at 150% of the outstanding balance. The note agreements contain covenants requiring CS Seshadri's written consent for certain activities not in existence or not committed to by the Company on the issue date of the notes, as follows: dividend distributions in cash or shares, stock repurchases, borrowings, sale of assets and certain advances and loans in excess of $100,000. Outstanding note principal and interest accrued thereon can be converted in whole, or in part, at any time by CS Seshadri after the issuance date into an equivalent of the Company's common stock determined by 60% of the average of the three lowest closing bid prices of the Company's common stock during the ten trading days prior to the date the conversion notice is sent by CS Seshadri.

The convertible notes for $42,500 issued to Asher in August 1, 2011. This note carries interest of 8% per annum This note has been assigned in the name of C S Sheshadri and is payable on demand. This note is convertible at the election of CS Seshadri from time to time after the issuance date. Due to the non-payment of the loan, the amount of principal and interest has become payable immediately at 150% of the outstanding balance. The note agreements contain covenants requiring CS Seshadri's written consent for certain activities not in existence or not committed to by the Company on the issue date of the notes, as follows: dividend distributions in cash or shares, stock repurchases, borrowings, sale of assets and certain advances and loans in excess of $100,000. Outstanding note principal and interest accrued thereon can be converted in whole, or in part, at any time by CS Seshadri after the issuance date into an equivalent of the Company's common stock determined by 60% of the average of the three lowest closing bid prices of the Company's common stock during the ten trading days prior to the date the conversion notice is sent by CS Seshadri.

The Company has another Note payable for $20,000 which bears no interest and is payable on demand.

Company has a right to issue additional common stocks without further shareholders' approval. Our authorized and unissued shares can be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.


Company is further planning to raise additional funds through private debt financing to be able to execute our business plan. We may issue shares to raise capital or for services in the future at a price lower than that paid by current investors and such actions would be dilutive, even highly dilutive, of current outstanding shares, which would adversely affect market values. Our securities have been thinly traded on the Over-The- Counter Market, Pink Sheets which may not provide liquidity for our investors.


Under rule 3a51-1, the Company's common stock falls within the definition of "Penny Stock," pursuant to the 90 Act. Our securities are quoted on the Over-the-Market (OTC), under the symbol MIHI. Securities traded on the Over-The-Market are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on OTC markets. Quotes for stocks included on the OTC market are not listed in newspapers. Therefore, prices for securities traded solely on the OTC may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

 In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Future sales of our common stock by restricted shareholders could have a depressive effect on the market price for our stock

As of April 30, 2014, we had 56,090,117 shares of common stock outstanding, subject to restrictions on transfer referred to below, all other shares of common stock which we have not registered are considered "Restricted Securities" as defined under the Securities Act (1934) and in the future may be sold in compliance with rule 144 under the Securities Act or pursuant to a registration statement filed under the Securities Act. Rule 144 generally provides that a person holding restricted securities for a period of six months may sell every three months in brokerage transactions or market-maker transactions an amount equal to the greater of (i) one percent (1%) of our issued and outstanding common stock or (ii) the average weekly trading volume of the common stock during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who is not an affiliate of the company and who has satisfied a one year holding period. The sale of substantial numbers of these shares, whether pursuant to rule 144 or pursuant to a registration statement, may have a depressive effect on the market price of our common stock by causing the supply to exceed demand.

In addition, sales of significant amounts of restricted shares held by Mr. Madhava Rao Mankal, CFO and Director of the Company and Mr. Daniel Medina, President and Director of the Company, and Mr. Albert Mardikian who own a total of 36,488,001 shares of our Company's common stocks, or the prospect of these sales, could adversely affect the market price of our common stock.

Our operating results in future periods are likely to fluctuate significantly and may fail to meet or exceed the expectations of securities analysts or investors, and this could affect our market price

Our annual and quarterly operating results are likely to fluctuate significantly in the future due to numerous factors, many of which are outside of the company's control. These factors include many of which are discussed in other risk factors; such as low revenues, competition, failure to approve products proposed, lack of additional capital, management changes, and intellectual property infringement claims to extremely high operating costs. If our operating results are negatively affected by any of these factors, our operating results in future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would decline.

We expect that our common stock will continue to be quoted on the OTC-Markets and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Company will be able to issue further common shares which will dilute the existing stock holders. The par value of our common stock will be changed to $0.00001 and also we are increasing the authorized common stock from 500,000,000 to 12,000,000,000.

SERIES `A' PREFERRED STOCK:

The Company has been authorized to issue 10,000,000 shares of preferred stock with a par value of $.01, out of which 50 shares have been designated as convertible Series A preferred stock ("Series A"). The Series A has a stated value $12,000 per share, each one share of Series A is convertible into 1% of the outstanding common shares at the time of conversion, may be converted at anytime, is redeemable by the Company in whole or in part at anytime at a price equal to the greater of (a) $12,000 per share or (b) the market value of the common stock into which the Series A is convertible, has preferential liquidation rights to common stock subject to a 150% of invested capital, and has voting rights equal to common stock in an amount equal to the number of shares that Series A could be converted into.

At April 30, 2014, the Company had 30 shares of Series `A' Preferred Stock issued and outstanding. Mr. Mankal and Mr. Medina, CFO and President of the Company, were issued 15 shares each of Series `A' preferred stock. No shares have been redeemed so far.

 SERIES `B' PREFERRED STOCK:

Series B Convertible, Redeemable Preferred Stock; 100 shares designated; $1,000 per share stated value; Each one share of Series B is convertible into 0.20% of the outstanding common shares at time of conversion; convertible at any time; Redeemable by the Company in whole or in part at any time, at a price equal to the greater of (a) $1,000 per share or (b) the market value of the common into which the Series B is convertible on the date of redemption. Preferential liquidation rights to common, whereby Series B would receive up to150% of invested capital upon liquidation; voting rights equal to common, in an amount of shares that Series B could be converted into.

Company is canceling Series `B' Preferred shares.

SERIES `C' PREFERRED STOCK: The new class of stock of this corporation heretofore named "Preferred Stock" shall be named and designated "Series C Preferred Stock". It shall have 10 shares authorized at $0.01 par value per share. This class of shares will be issued to the Management, employees or consultants to convert debt.

a) If at least one share of Series C Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series C Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series A, Series B and Series D Preferred Stocks which are issued and outstanding at the time of conversion.

b) Each individual share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

         [four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series A, Series B and Series D Preferred Stocks issued and outstanding at time of conversion}] divided by [the number of shares of Series C Preferred Stock issued and outstanding at the time of conversion]

We will need to raise substantial amount of additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for shareholders debts in that there is no protection for shareholder debts against such dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market ever develops.


SERIES D PREFERRED STOCK: Proposed 10,000,000 shares of proposed Series D Preferred Stock, par value $0.00001 per share (the "Series D Preferred Stock" or "Series D Preferred Shares"). The holders of Series D Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series D Preferred Stock, the holders of the Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series D Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the "Preference Value"), plus all declared but unpaid dividends, for each share of Series D Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series D Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock. Each share of Series D Preferred Stock shall be convertible at par value $0.00001 per share (the "Series D Preferred"), at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the
"Common Stock") equal to the price of the Series D Preferred Stock of the proposed Bylaws amendments, divided by the par value of the Series D Preferred, subject to adjustment as may be determined by the Board of Directors from time to time (the "Conversion Rate"). For example, assuming a $2.50 price per share of Series D Preferred Stock for conversion of affiliate debts, and a par value of $0.00001 per share for Series D Preferred, each share of Series D Preferred Stock would be convertible into 100,000 shares of Common Stock irrespective of the share price of Series D Preferred Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series D Preferred Stock of the holder's intention to convert the shares of Series D Stock, together with the holder's stock certificate or certificates evidencing the Series D Preferred Stock to be converted.

Shares of Series D Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established prior to the reverse split. The conversion rate of shares of Series D Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split. The initial price of each share of Series D Preferred Stock shall be $2.50 for conversion of affiliate debts. Shares of Series D Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; or b) twelve (12) months if the Company does not file such public reports.

We will need to raise substantial amount of additional capital and may issue shares for cash, services, or acquisitions at a price less than that paid by current owners, as needs arise. This poses a risk for investors in that there is no protection for them against such dilutive issuances, which could ultimately adversely affect the market and price for our shares, if a market ever develops.

Affiliate shareholders debts are converted to Preferred Series D shares by the amount of debt divided by $2.50 per share.

To protect the existing shareholders from dilutive issuance of shares for cash, services, it is proposed to issue one Preferred Series D shares dividend to existing shareholders for every 100,000 common shares outstanding on record date. Shareholders holding less than 100,000 common shares are paid cash as dividend by multiplying number of shares held by $0.00001. Ex. 60,000 common shares gets a dividend of $0.60.

The available authorized and unissued shares of preferred Series C stock and preferred Series D stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Management currently not contemplating any such anti-takeover plan.

Modification or Exchange of Securities
--------------------------------------

Company proposes to issue preferred series `C' and `D' in exchange for the management debts under item 12 of Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

-------------- --------- ----------- ------------ ----------- -------------- ---------- --------- -------------- ------------

                                                                             Preferred
                                                                             Series C   No of       Preferred       No of
                                       Accrued                               in         Preferred  Series D in    Preferred
                            Loan       Payroll     Interest       Total       Dollars   Series C     Dollars      Series D*
-------------- --------- ----------- ------------ ----------- -------------- ---------- --------- -------------- ------------

Daniel Medina  President $144,762     $364,369      $51,814      $560,945      $100,000        1  $460,945        184,378
-------------- --------- ----------- ------------ ----------- -------------- ---------- --------- -------------- ------------
 Madhava Rao
   Mankal        CFO     $180,248     $326,807      $61,708      $568,763      $100,000        1  $468,763        187,505
-------------- --------- ----------- ------------ ----------- -------------- ---------- --------- -------------- ------------

                TOTAL    $325,010     $691,176      $113,522     $1,129,708    $200,000        2  $929,708        371,883
-------------- --------- ----------- ------------ ----------- -------------- ---------- --------- -------------- ------------


*Each preferred series C is valued at $100,000 and each preferred series D is valued at $2.50.

Our authorized and unissued shares can be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management. Company has recorded debts in the books as shareholders debt which cannot be converted to freely tradable stock. In the interest of protecting the debts of shareholders it is decided to convert $200,000 shareholders debt to two Series C Preferred Stock and balance $929,708 shareholders debt to $371,883 Series D preferred Stock at $2.50 per share. The effect of this proposed exchange will result in dilution of rights of existing shareholders.

Shareholders' debt of $1,129,708 included in the Quarterly report for the period ended January 31, 2014 filed June 17th, 2014. This meets the requirement of the appropriate portion of item 13(a) of Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934.

No Appraisal Rights

Under Colorado Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed amendments to our articles of incorporation.

We are hereby notifying our stockholders of the approval of the amendment to increase the authorized common shares of the company to 12,000,000,000 and to issue new class of preferred series C and D shares, and pursuant to the exchange at filing this information statement on Schedule 14C, which will mailed to all stockholders of record as of the record date established before.

Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our President at (951) 493-6785, and requests in writing should be sent to Medina International Holdings, Inc., Attention President, at 191 Kettering Dr., Ontario, CA 91761. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 20, 2014, with respect to the beneficial ownership of our common stock:

___ each stockholder believed to be the beneficial owner of more than 5% of our common stock;

___  by each of our directors and executive officers; and

___  all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.


                                                                Number                   Percentage
                                                                of                       of
                                                                Class A                  Class A
                                                                Preferred Converted to   Preferred
    Name and Address of            Number of     Percentage of  Stock     Common Stock   Stock     Total
    Beneficial Owner            Common Shares    Ownership
                                                 Of Common
                                                 Shares

    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------

    Daniel Medina                    12,220,667         21.79%        15      8,413,518       50%       20,634,185
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------
    Madhava Rao Mankal               12,271,667         21.88%        15      8,413,518       50%       20,685,185
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------

    Mike Gallo                          293,750          0.52%                                             293,750
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------
    Erich Lewis                         521,250          0.95%                                             521.250
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------
    All officers and
    directors as a group (4
    individuals)                     25,307,334         45.14%        30     16,827,036      100%       42,134,370
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------
    Albert Mardikian                 11,995,667         21.46%                                          11,995,667
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------
    Total                            37,303,001         66.60%        30     16,827,036                 54,130,037
    --------------------------- ---------------- -------------- --------- -------------- --------- ----------------

On June 20, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 56,090,117 shares of common stock issued and outstanding; 30 shares of Class A preferred stock outstanding. Each share of common stock is entitled to one vote per share 56,090,117; the Class A preferred stock is 1% of the total outstanding shares 16,827,036. All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders. Accordingly, the combined voting power of all of the outstanding shares of common stock and all of the outstanding preferred shares is votes 72,917,153. As such, 36,458,577 combined votes of the common and preferred stock is necessary to pass the all the resolutions. Officers and directors as a group combined voting power is 42,134,370 votes or 57.78%. Combined voting power of beneficial owner of more than 5% of our common stock; officers and directors is 54,130,037 or 74.23%.

                       WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about MIHI that we file electronically with the SEC. We will also mail copies of our prior reports to any stockholder upon written request.

                                 EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the Resolutions shall not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated hereby will be effected on or about ______, 2014.

                              MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on ................,  2014 as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about ..................., 2014 to all stockholders of record as of the record date.

                                   CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                            BY ORDER OF THE BOARD OF DIRECTORS


______, 2014                     /s/Daniel Medina
                                    -------------
                                    Daniel Medina
                                    President